Exhibit 10.7

May 31, 2006

Magnetech Industrial Services of Alabama LLC
1125 South Walnut Street
South Bend, Indiana 46619
Attention: President

Re:	Overadvance Side Letter

Dear Sir or Madame:

Reference is hereby made to that certain Security and Purchase Agreement dated as of May 31, 2006 by and among Magnetech Industrial Services of Alabama LLC, an Indiana limited liability company (“Parent” or the “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Subject to satisfaction of the Overadvance Conditions (as defined below), Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make Loans to the Company during the Period (as defined below) in excess of the Formula Amount on the date hereof (the “Overadvance”). Subject to satisfaction of the Overadvance Conditions, the aggregate principal amount of the Overadvance as of the date hereof shall be $300,000 (the “Initial Overadvance Amount”).

In connection with making the Overadvance, for a period of thirty-six (36) months from the date hereof (the “Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances; provided, however, that the Company shall at all times be required to repay to Laurus all amounts in excess of the then-applicable Overadvance Amount (as defined below) immediately upon the occurrence of such excess. Laurus further agrees that solely for such Period (but not thereafter), (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything to the contrary set forth in Section 5(b)(iii) of the Security Agreement, during the Period, the rate of interest applicable to such Overadvance shall be the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two and one-half percent (2.5%) (collectively, the “Overadvance Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2006 on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect. For the avoidance of doubt, all proceeds applied by any Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvance unless otherwise agreed by Laurus. Once repaid, the Overadvance may not be reborrowed.

During the Period commencing on December 1, 2006 (the “First Overadvance Reduction Date”) and continuing through June 1, 2009 (the “Overadvance Reduction Period”), on the first business day of each month falling within the Overadvance Reduction Period (each, an “Overadvance Reduction Date”), commencing on the First Overadvance Reduction Date, the Overadvances otherwise permitted hereunder shall be reduced to such aggregate principal amount as is set forth on Annex A opposite such Overadvance Reduction Date (each, a “Reduced Overadvance Amount” and, together with the Initial Overadvance Amount (as shall be in effect on the date hereof until giving effect to the First Overadvance Reduction Date), each an “Overadvance Amount”), and the Company shall pay to Laurus on each such Overadvance Reduction Date all amounts outstanding and in excess of the then applicable Reduced Overadvance Amount. During the Period, so long as no Event of Default has occurred and is continuing, the Company shall be permitted to request borrowings of Loans in excess of the Formula Amount to the extent that the aggregate principal amount of such Loans, when added to the aggregate principal amount of all other Loans, fees and accrued interest then outstanding and in excess of the Formula Amount, shall not exceed the Reduced Overadvance Amount applicable as of the date of such proposed borrowing. The foregoing payment obligations of the Company shall be in addition to, and not in substitution of, all other payment obligations of the Company to Laurus as may be required under the terms of the Security Agreement and the Ancillary Agreements referred to therein. For the avoidance of doubt, all proceeds applied by the Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvances unless otherwise agreed by Laurus.

The Companies hereby each acknowledge and agree that Laurus’ obligation to fund the Initial Overadvance Amount on the date hereof and each permitted reborrowing thereof after the date hereof up to the then-applicable Overadvance Amount shall, at the time of such making of such Overadvance or reborrowing, and immediately after giving effect thereto, be subject to the satisfaction of the following conditions (the “Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date; (ii) all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date; (iii) the Companies and their respective Subsidiaries shall have taken all action necessary to grant Laurus “control” over all of the Companies’ and their respective Subsidiaries’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to Laurus. “Control” over such Control Accounts shall be released upon the indefeasible repayment in full and termination of the Overadvance (together with all accrued interest and fees which remain unpaid in respect thereof).

The Company hereby acknowledges that they are in receipt of the Initial Overadvance Amount on the date hereof and are otherwise obligated, jointly and severally, to repay the outstanding amount of the Overadvance in full (together with accrued interest and fees which remain unpaid in respect thereof) as set forth herein and/or as set forth in the Security Agreement; provided that, all amounts outstanding under the Overadvance (together with accrued interest and fees which remain unpaid in respect thereof) on the date of expiration of the Period shall be repaid in full in such date of expiration. The failure to make any required repayment of an Overadvance shall give rise to an immediate Event of Default.

This letter may not be amended or waived except by an instrument in writing signed by each of the Companies and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

This Overadvance Side Letter shall for all purposes be deemed to be an Ancillary Agreement.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Partner

AGREED AND ACCEPTED ON THE DATE HEREOF:

MAGNETECH INDUSTRIAL SERVICES OF ALABAMA LLC

By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President

ANNEX A

Overadvance Reduction Date	Reduced Overadvance Amount

December 1, 2006	$ 290,000
January 1, 2007	$ 280,000
February 1, 2007	$ 270,000
March 1, 2007	$ 260,000
April 2, 2007	$ 250,000
May 1, 2007	$ 240,000
June 1, 2007	$ 230,000
July 2, 2007	$ 220,000
August 1, 2007	$ 210,000
September 1, 2007	$ 200,000
October 2, 2007	$ 190,000
November 1, 2007	$ 180,000
December 3, 2007	$ 170,000
January 1, 2008	$ 160,000
February 1, 2008	$ 150,000
March 1, 2008	$ 140,000
April 1, 2008	$ 130,000
May 1, 2008	$ 120,000
June 1, 2008	$ 110,000
July 2, 2008	$ 100,000
August 1, 2008	$ 90,000
September 1, 2008	$ 80,000

October 1, 2008	$ 70,000
November 1, 2008	$ 60,000
December 1, 2008	$ 50,000
January 1, 2009	$ 40,000
February 1, 2009	$ 30,000
March 1, 2009	$ 20,000
April 1, 2009	$ 10,000
May 1, 2009	$ 0

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